Exhibit 10.10

















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                            ASSET PURCHASE AGREEMENT

                                     between


       INSPIRE INSURANCE SOLUTIONS, INC., debtor and debtor-in-possession,

                                       and

                    ARROWHEAD GENERAL INSURANCE AGENCY, INC.



                            Dated as of May 14, 2002

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                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of May 14, 2002 (the "Signing Date"), is made by and between Arrowhead General Insurance Agency, Inc., a Minnesota corporation ("Purchaser"), and INSpire Insurance Solutions, Inc., a Texas corporation, debtor and debtor-in-possession, ("Seller"). Seller and Purchaser are sometimes collective referred to as the "Parties," and individually referred to as "Party." This Asset Purchase Agreement, together with the Exhibits referenced herein and attached hereto, are collectively referred to as this "Agreement."

                                    RECITALS

         A. Seller provides certain policy processing, servicing and administration services to Purchaser pursuant to a Policy Administration Services Agreement, dated as of December 1, 1998, by and between Seller and Purchaser (the "Policy Administration Agreement").

         B. Purchaser and Seller desire to terminate the Policy Administration Agreement and to concurrently enter into various new agreements, including this Agreement, which will collectively help establish a new business relationship between the Parties.

         C. On February 15, 2002, INSpire filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Northern District of Texas, Fort Worth Division (the "Bankruptcy Court"), under Case No. 02-41228-DML (the "Bankruptcy Case").

         D. Purchaser and Seller further desire that this Agreement, as well as the other agreements referenced in it, shall only be effective and binding on them if (1) all of such agreements are approved by a final order of the Bankruptcy Court acceptable in form and substance to Customer, and (2) INSpire's rejection of the Policy Administration Agreement, the Claims Administration Agreement, and the Claims Management Agreement is approved by a final order of the Bankruptcy Court acceptable in form and substance to Customer.

                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the promises and the mutual agreements, covenants, representations and warranties set forth in this Agreement and for other good, valid and binding consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                     IDENTIFICATION OF ASSETS AND EQUIPMENT

         Section 1.1 Sale of Purchased Assets. Subject to the terms and conditions of and in reliance upon the representations and warranties contained in this Agreement, at the Closing (described below), Seller will (or Seller will cause its Affiliates to) sell, transfer and deliver to Purchaser, and Purchaser will purchase and receive from Seller, all of the assets which are described and listed in the appraisal of capital assets which is attached hereto as Schedule 1 (the "Purchased Assets"), free and clear of any and all liens, claims, obligations or other encumbrances.

         Section 1.2 Transfer and Assignment of Computer Software Programs and Systems. Other than the software and systems that are the subject of the Software License Agreement between Seller and Purchaser and subject to the terms and conditions of and in reliance upon the representations and warranties contained in this Agreement, at the Closing, Seller will (or Seller will cause its Affiliates to) sell, assign, transfer and deliver to Purchaser, and


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Purchaser  will  purchase  and receive  from  Seller,  all third party  software licenses applicable to the computer software programs located on any and all of the Purchased Assets, free and clear of any and all liens, claims, obligations or other encumbrances.

                                   ARTICLE II
                        PURCHASE PRICE AND RELATED ITEMS

         Section 2.1 Purchase Price. The total consideration for the Purchased Assets is the sum of $230,655 (the "Closing Cash Payment").

                                   ARTICLE III
                                     CLOSING
         Section 3.1 Closing. The consummation of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Seller located at 6055 Lusk Boulevard, San Diego, California, on the later of the Signing Date or the date when this Agreement is approved by final order of the Bankruptcy Court as provided for herein (the "Effective Date"). The Closing may be postponed to such other date as the parties may mutually agree in writing, but no later than five days after the Effective Date. The date on which the Closing actually occurs is hereinafter referred to as the "Closing Date."

         Section 3.2 Deliveries by Seller. At the Closing, Seller will deliver, or cause to be delivered, to Purchaser the following:

                  (a) a bill of sale for the Purchased Assets in form and substance reasonably acceptable to the Parties;

                  (b) such other instruments of conveyance, assignment and transfer as will be necessary to vest in Purchaser good and valid title to the Purchased Assets, free and clear of all liens, claims, obligations and encumbrances;

                  (c) a receipt for the payment of the Closing Cash Payment; and

                  (d) a final order by the Bankruptcy Court, issued no later than 45 days after the Signing Date approving (1) this Agreement, the Sublease, the Software License Agreement, the Professional Services Agreement, the

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 Comprehensive Preferred Escrow Agreement, the Claims Administration  Agreement,
 and the Policy Processing and Administration Agreement, without amendment or modification, unless such amendment or modification is approved in writing by
 the  Parties,  and  (2)  INSpire's  rejection  of  the  Policy   Administration
 Agreement,   the  Claims  Administration  Services  Agreement  and  the  Claims
 Management Agreement.

         Section 3.3 Deliveries by Purchaser. At the Closing, Purchaser will deliver to Seller immediately available funds by wire transfer to Seller in an amount of the Closing Cash Payment.

         Section 3.4 Simultaneous Deliveries. The delivery of any documents, which are required to be delivered at the Closing pursuant to this Agreement, will be deemed to occur simultaneously. No delivery will be effective until each Party has received or waived receipt of all the documents that this Agreement entitles such Party to receive.

                                   ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Purchaser that the statements made in this Article IV are true, correct and complete:

         Section 4.1 Corporate Status; Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. There is a pending Bankruptcy Chapter 11 proceeding for the reorganization of Purchaser, which will therefore require that this Agreement be approved by the Bankruptcy Court. Seller is duly qualified and in good standing as a foreign entity under the laws of each jurisdiction where qualification is required, except where the lack of such qualification would not have a material adverse effect on the transaction contemplated hereby.

          Section 4.2 Corporate Power and Authority. Seller has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Except for the consent of the Bankruptcy Court, Seller has taken all corporate action necessary to authorize its execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

         Section 4.3 Enforceability. This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller enforceable against it in accordance with the terms of this Agreement, except as the same may be limited by the Bankruptcy Case, applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

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                                    ARTICLE V
                   REPRESENTATION AND WARRANTIES OF PURCHASER

          Purchaser represents and warrants to Seller that the statements made in this Article V are true, correct and complete.

          Section 5.1 Corporate Status Qualification. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of Purchaser. Purchaser is duly qualified and in good standing as a foreign entity under the laws of each jurisdiction where qualification is required, except where the lack of such qualification would not have a material adverse effect on the transaction contemplated hereby.

          Section 5.2 Corporate Power and Authority. Purchaser has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Purchaser has taken all corporate action necessary to authorize its execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

         Section 5.3 Enforceability. This Agreement has been duly executed and delivered by Customer and constitutes a legal, valid and binding obligation of Purchaser enforceable against it in accordance with the terms of this Agreement, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

                                   ARTICLE VI
                      REMEDIES AND LIMITATION OF LIABILITY

         Section 6.1 Indemnification of the Parties. Each Party (the "Indemnitor") will indemnify, defend, and hold harmless the other Party (the "Indemnitee") from and against any arbitration award, claim, cost, damage, demand, expense, fine, liability, lawsuit, obligation, payment or penalty of any kind or nature whatsoever, including any reasonable attorneys' fees and expenses (a "Claim") incurred by the Indemnitee that arises out of or directly relates to the Indemnitor's performance or breach of this Agreement. Upon an Indemnitee's request, the Indemnitor will indemnify the Indemnitee's directors, employees, officers, agents, attorneys, representatives and shareholders to the same extent as such Indemnitee. No such person, however, will be a third party beneficiary of the indemnification provision set forth in this Agreement. To the extent that a Indemnitee requests the Indemnitor to indemnify such Party's representatives, the Indemnitee will cause its representatives to comply with the indemnification provisions and abide by the indemnification limitations set forth in this Agreement.

         Section   6.2   Limitation   Acknowledgement.   Each  Party   expressly
acknowledges  that the  limitations  set forth in this Article VI represent  the


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express agreement of the Parties with respect to the allocation of risks between the Parties and each party fully understands and irrevocably accepts such limitations.

          Section 6.3 Notice of Claim. Any award of damages or indemnification pursuant to this Agreement is conditioned upon the Indemnitor having received full and prompt notice in writing of the Claim and the Indemnitee allowing the Indemnitor to fully direct the defense or settlement of such Claim; provided, however, that the failure to receive prompt notice relieves the Indemnitor of its obligations under this Article only if the Indemnitor is materially prejudiced by the failure to receive such notice. The Indemnitor will not be responsible for any settlement or compromise made without its consent.

                                   ARTICLE VII
                                  MISCELLANEOUS

         Section 7. 1 Amendment. No amendment of this Agreement will be effective unless in writing signed by the Parties.

         Section 7.2 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original agreement, but all of which will constitute one and the same agreement.

         Section 7.3 Entire Agreement. This Agreement constitutes the entire agreement and understanding between the Parties and supersedes all prior agreements and understandings, both written and oral, with respect to the subject matter of this Agreement.

         Section 7.4 Expenses. Each Party will bear its own expenses with respect to the negotiation and preparation of this Agreement.

         Section 7.5 No Assignment. No Party may assign its benefits or delegate its duties under this Agreement without the prior consent of the other Party.

         Section 7.6 No Third Party Beneficiaries. This Agreement is solely for the benefit of the Parties and no other Person will have any right, interest, or claim under this Agreement.

         Section 7.7 Notices. All claims, consents, designations, notices, waivers, and other communications in connection with this Agreement will be in writing. Such claims, consents, designations, notices, waivers, and other communications will be considered received (a) on the day of actual transmittal when transmitted by facsimile with written confirmation of such transmittal, (b) on the next business day following actual transmittal when transmitted by a nationally recognized overnight courier, or (c) on the third business day following actual transmittal when transmitted by certified mail, postage prepaid, return receipt requested; in each case when transmitted to a Party at its address set forth below (or to such other address to which such Party has notified the other Parties in accordance with this Section to send such claims, consents, designations, notices, waivers, and other communications):

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              Seller:                   Attn: Chief Executive Officer
                                        INSpire Insurance Solutions, Inc.
                                        300 Burnett Street
                                        Fort Worth, Texas 76012
                                        Phone: 817-348-3999
                                        Fax: 817-348-3787

              With copy to:             Steven L. Leshin
                                        Jenkens & Gilchrist
                                        1445 Ross Avenue, Suite 3200
                                        Dallas, Texas 75202
                                        Phone: 214-855-4500
                                        Fax: 214-855-4300

              Purchaser:                Attn: Chief Executive Officer
                                        Arrowhead General Insurance Agency, Inc.
                                        402 W. Broadway, Suite 1600
                                        San Diego, California 92101
                                        Phone: 619-744-0600
                                        Fax: 619-744-0793

         Section 7.8 Public Announcement. The Parties will agree on the terms of any public communications concerning this Agreement.

          Section  7.9  Representation  by  Legal  Counsel.   Each  Party  is  a
sophisticated entity that was advised by experienced legal counsel and other advisors in the negotiation and preparation of this Agreement.

          Section 7.10 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will not invalidate the remaining provisions of this Agreement or affect the validity or enforceability of such provision in any other jurisdiction. In addition, any such prohibited or unenforceable provision will be given effect to the extent possible in the jurisdiction where such provision is prohibited or unenforceable.

          Section 7.11 Successors. This Agreement will be binding upon and will inure to the benefit of each Party and its heirs, legal representatives, permitted assigns, and successors, provided that this Section will not permit the assignment or other transfer of this Agreement, whether by operation of law or otherwise, if such assignment of other transfer is not otherwise permitted under this Agreement.

          Section 7.12 Time of the Essence. Time is of the essence in the performance of this Agreement and all dates and periods specified in this Agreement.

          Section 7.13 Waiver. No provision of this Agreement will be considered waived unless such waiver is in writing and signed by the Party that benefits from the enforcement of such provision. No waiver of any provision in this Agreement, however, will be deemed a waiver of a subsequent breach of such

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provision  or a waiver  of a similar  provision.  In  addition,  a waiver of any breach or a failure to enforce any term or condition of this Agreement will not in any way affect, limit, or waive a Party's rights under this Agreement at any time to enforce strict compliance thereafter with every term and condition of this Agreement.

          Section 7.14 Force Majeure. The Parties will not be liable or deemed to be in default for any delay or failure in performance under this Agreement or interruption of Services resulting, directly or indirectly, from acts of God, civil or military authority, labor disputes, shortages of suitable materials, labor or transportation or any similar cause beyond the reasonable control of the Parties.

          Section 7.15 Attorneys' Fees. In the event of any action, arbitration, claim, proceeding or suit between the Parties seeking enforcement of any of the terms and conditions of this Agreement, the prevailing party in such action, arbitration, claim, proceeding or suit will be awarded its reasonable costs and expenses, including its court costs and reasonable attorneys' fees.

          Section 7.16 Relationship of the Parties. The Parties are independent contractors of one another, and there should be no instance in which they should be construed as partners or joint venturers.

         Section 7.17 Drafting. Neither this Agreement nor any provision contained in this Agreement will be interpreted in favor of or against either Party because such Party or its legal counsel drafted this Agreement or such provision. No prior draft of this Agreement or any provision contained in this Agreement will be used when interpreting this Agreement or its provisions.

         Section 7.18 Headings. Article and section headings are used in this Agreement only as a matter of convenience and will not have any effect upon the construction or interpretation of this Agreement.

                                  ARTICLE VIII
                            BANKRUPTCY COURT APPROVAL

         Section 8.1 Condition of Bankruptcy Court Approval. This Agreement is expressly conditioned upon Seller and its affiliates obtaining a final order from the Bankruptcy Court in the Bankruptcy Case approving (a) this Agreement, as well as the Policy Processing and Administration Agreement, the Sublease, the Claim Administration Agreement, the Software License Agreement, the Professional Services Agreement and the Comprehensive Preferred Escrow Agreement concurrently entered into between Seller and/or its affiliates and Purchaser and/or its affiliates, all without amendment or modification, unless such amendment or modification is approved in writing by all of the Parties, within forty-five
(45) days after the date this Agreement is entered into; and (b) the termination of the Policy Administration Agreement, the Claims Administration Agreement, and the Claims Management Agreement. The final order of the Bankruptcy Court shall

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be in a form and  substance  acceptable  to Customer.  This  Agreement  shall be implemented by the Parties on a date mutually agreed to by the Parties, but no later than five days after the Effective Date. If the final order from the Bankruptcy Court is not obtained within the time specified, this Agreement and all of its terms and provisions are and shall be null and void and of no force or effect whatsoever.

                           [SIGNATURE PAGE TO FOLLOW]


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         IN WITNESS  WHEREOF,  the  Parties  have caused  this  Agreement  to be executed and delivered by a duly authorized officer as of the Signing Date.


Seller: INSPIRE INSURANCE SOLUTIONS, INC., debtor and debtor-in-possession

                                    By:
                                        ----------------------------------------
                                    Name: Richard Marxen
                                    Title: President & CEO


Purchaser:                          ARROWHEAD GENERAL INSURANCE AGENCY, INC.

                                    By:
                                        ----------------------------------------
                                    Name: Kieran Sweeney
                                    Title: President & CEO






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Schedule 1 - List of Capital Assets to be sold by Seller and Purchased by
Purchaser


Asset Appraisal to be attached.











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